                                                                     Exhibit 4.7
                                                           EXECUTION COUNTERPART




                  --------------------------------------------


                               U.S. $250,000,000
                          364-DAY AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            Dated as of May 2, 2001

                                     among

                        THE PEPSI BOTTLING GROUP, INC.

                              BOTTLING GROUP, LLC

                            THE LENDERS NAMED HEREIN

                           THE CHASE MANHATTAN BANK,
                                   as Agent,


                                  JPMORGAN and
                          SALOMON SMITH BARNEY INC.,
                            as Co-Lead Arrangers and
                              Joint Book Managers

                                      and

                               CITIBANK, N.A. and
                             BANK OF AMERICA, N.A.,
                            as Co-Syndication Agents



                  --------------------------------------------

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 2001 among THE PEPSI BOTTLING GROUP, INC., a Delaware corporation (the "Company"), BOTTLING GROUP, LLC, a Delaware limited liability company (the "Guarantor"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, and THE CHASE MANHATTAN BANK ("Chase"), as Agent (in such capacity, the "Agent") for the Lenders.

     The Company, the Initial Lenders and the Agent are parties to a Credit Agreement dated as of May 3, 2000 (as heretofore amended, modified and in effect on the date hereof, the "Existing Credit Agreement") providing for the making of loans by the Lenders to the Company in an aggregate principal amount at any one time outstanding not exceeding $250,000,000.

     The parties hereto wish to amend the Existing Credit Agreement to, among other things, extend the Termination Date by 364 days and add State Street Bank and Trust Company (the "New Lender") as an "Initial Lender" thereunder, and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is incorporated herein by this reference) as so amended (as so amended and restated, the "Credit Agreement"). The parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

     Section 2. Amendments. The Existing Credit Agreement is hereby amended, effective as of the Restatement Date (as defined in Section 4 hereof), as follows, and as so amended is restated in its entirety effective on the Restatement Date:

          (a) General. Each reference to this "Agreement" and words of similar import in the Existing Credit Agreement, as amended and restated hereby shall be deemed to be a reference to the Existing Credit Agreement as amended and restated hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

          (b) Termination Date. The definition of "Termination Date" set forth in Section 1.01 of the Existing Credit Agreement is amended in its entirety to read as follows:

               "Termination Date" means May 1, 2002 or, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.05(a) or
          6.01 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.06(c), the date to which such Commitment is extended; provided in each case

                     Amended and Restated Credit Agreement
          that if any such date is not a Business Day, the relevant Termination Date of such Lender shall be the immediately preceding Business Day."

          (c) New Lender. The New Lender shall be deemed to be an "Initial Lender" under and for all purposes of the Credit Agreement and each reference in the Credit Agreement to "Initial Lender" shall be deemed to include the New Lender.

          Section 3. Representations and Warranties. Each of the Company and the Guarantor (each, a Loan Party") represents and warrants that (i) each of the representations and warranties of such Loan Party contained in Section 4.01 of the Existing Credit Agreement, after giving effect to the amendment and restatement contemplated hereby, is true and correct on and as of the Restatement Date with the same force and effect as if made on and as of the Restatement Date, and as if each reference in Section 4.01(e) to "December 25, 1999" referred to "December 30, 2000", and (ii) no Default or Event of Default has occurred and is continuing on and as of the Restatement Date. The Company agrees that if any representation and warranty contained in this Section 3 shall prove to have been incorrect in any material respect when made, it shall be deemed to be an Event of Default under Section 6.01(b) of the Existing Credit Agreement as amended and restated hereby.

          Section 4. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Restatement Date") on which the Agent notifies the Company that the following conditions have been satisfied:

               (i) Execution by All Parties. This Agreement shall have been executed and delivered by each of the Company, the Guarantor, the Agent and the Initial Lenders.

               (ii) Documents. On the Restatement Date, the Agent shall have received the following documents, each of which shall be dated the Restatement Date and shall otherwise be satisfactory to the Agent in form and substance:

               (a) Certified copies of the resolutions of the Board of Directors of the Company and of the Guarantor approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

               (b) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

               (c) A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and the other documents to be delivered hereunder.

                     Amended and Restated Credit Agreement

                    (d) An opinion of Pamela McGuire, General Counsel of each of the Company and the Guarantor, substantially in the form of Exhibit C to the Existing Credit Agreement (with such necessary changes to reflect the amendment and restatement contemplated hereby) and as to such other matters as any Initial Lender through the Agent may reasonably request.

                    (e) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Agent.

                    (f) The Agent shall have received such other approvals, opinions or documents as any Initial Lender through the Agent may reasonably request.

          Section 5. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 6. Expenses. Without limiting its obligations under Section
8.04 of the Existing Credit Agreement, the Company agrees to pay all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the preparation, execution and delivery of this Agreement.

          Section 7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.



                     Amended and Restated Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                    THE PEPSI BOTTLING GROUP, INC.,
                    as Borrower





                    By:___________________________
                       Name:
                       Title:



                    BOTTLING GROUP, LLC.,
                    as Guarantor




                    By:___________________________
                       Name:
                       Title:



                    THE CHASE MANHATTAN BANK,
                    as Agent




                    By:___________________________
                       Name:
                       Title:








                     Amended and Restated Credit Agreement

          COMMITMENT                              INITIAL LENDERS
          ----------                              ---------------

          $30,000,000                             THE CHASE MANHATTAN BANK



                                                  By:_____________________
                                                     Name:
                                                     Title:


          $30,000,000                             CITIBANK, N.A.



                                                  By:_____________________
                                                     Name:
                                                     Title:


          $30,000,000                             BANK OF AMERICA, N.A.



                                                  By:_____________________
                                                     Name:
                                                     Title:


          $30,000,000                             DEUTSCHE BANK AG, NEW
                                                  YORK AND/OR CAYMAN
                                                  ISLANDS BRANCH



                                                  By:_____________________
                                                     Name:
                                                     Title:







                     Amended and Restated Credit Agreement

$25,000,000                             CREDIT SUISSE FIRST BOSTON

                                        By:__________________________
                                           Name:
                                           Title:


                                        By:__________________________
                                           Name:
                                           Title:


$20,000,000                             THE NORTHERN TRUST COMPANY

                                        By:__________________________
                                           Name:
                                           Title:


$20,000,000                             LEHMAN COMMERCIAL PAPER INC.

                                        By:__________________________
                                           Name:
                                           Title:


$15,000,000                             ROYAL BANK OF CANADA

                                        By:__________________________
                                           Name:
                                           Title:



                     Amended and Restated Credit Agreement

$12,500,000                             BANCO BILBAO VIZCAYA

                                        By:__________________________
                                           Name:
                                           Title:


$12,500,000                             THE BANK OF NEW YORK

                                        By:__________________________
                                           Name:
                                           Title:


$12,500,000                             FLEET NATIONAL BANK

                                        By:__________________________
                                           Name:
                                           Title:


$12,500,000                             STATE STREET BANK AND TRUST COMPANY

                                        By:__________________________
                                           Name:
                                           Title:


_______________________________________
$250,000,000 - Total of the Commitments




                     Amended and Restated Credit Agreement